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                                  EXHIBIT 16.1



October 3, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Commissioners:

We have read that statements made by Sanders Morris Harris Group Inc. (copy attached), which we understand will be filed with the Commissioner, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 28, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



By: /s/ PRICEWATERHOUSECOOPERS LLP
    -------------------------------
    PricewaterhouseCoopers LLP